Execution Version

FIRST AMENDMENT AND WAIVER TO REVOLVING CREDIT

AND SECURITY AGREEMENT

This First Amendment and Waiver to Revolving Credit and Security Agreement (this “Amendment”) dated as of December 18, 2020 is by and among PERMA-PIPE INTERNATIONAL HOLDINGS, INC., a Delaware corporation (“Holdings”), PERMA-PIPE, INC., a Delaware corporation (“Perma-Pipe”), PERMA-PIPE CANADA LTD., a company registered in the Province of Alberta, Canada (“Perma-Pipe Canada” and together with Holdings and Perma-Pipe, the “Borrowers” and each a “Borrower”), PERMA-PIPE CANADA, INC., a Delaware corporation (“Canada Holdings” or “Guarantor” and together with the Borrowers, collectively the “Loan Parties” and each a “Loan Party”), the financial institutions party hereto (collectively, the “Lenders” and each individually a “Lender”) and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as agent for Lenders (PNC, in such capacity, the “Agent”).

BACKGROUND

A.     Loan Parties, Agent and Lenders entered into that certain Revolving Credit and Security Agreement, dated as of September 20, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which Agent and Lenders established certain financing arrangements with the Loan Parties. Capitalized terms used herein but not specifically defined herein shall have the respective meanings ascribed to them in the Credit Agreement.

B.     Loan Parties have notified Agent that for the fiscal quarter ending October 31, 2020, Holdings, Perma-Pipe, Canada Holdings and Perma-Pipe Canada have failed to maintain a Fixed Charge Coverage Ratio as required by Section 6.5(b) of the Credit Agreement (the “Existing Financial Covenant Default”).

C.     Loan Parties have requested that Agent and Lenders make certain amendments to the Credit Agreement and waive the Waived Defaults (as defined below), and Agent and Lenders have agreed to such requests on the terms and conditions set forth herein.

TERMS AND CONDITIONS

NOW, THEREFORE, with the foregoing Background incorporated by reference and made a part hereof and intending to be legally bound, the parties agree as follows:

1.     Waiver. Subject to the terms and conditions herein, upon the Effective Date (as defined below), Agent and Lenders hereby waive (a) the Existing Financial Covenant Default, (b) any Event of Default under 10.11 of the Credit Agreement arising as a result of the Existing Financial Covenant Default, and (c) any Default and/or Event of Default arising from (i) the Loan Parties’ failure to provide notice to Agent of the Events of Default specified in clauses (a) and (b) above as required by Section 9.5 of the Credit Agreement and/or (ii) any representation or warranty that any Loan Party may have provided to Agent and/or Lenders regarding the absence of any Default or Event of Default during the continuance of the Events of Default specified in clauses (a) and/or (b) above (all Defaults and Events of Default waived under this Section 1, collectively, the “Waived Defaults”); provided however that such waiver shall in no way constitute a waiver of any other Defaults or Events of Default which may have occurred but which are not specifically referenced as the “Waived Defaults”, nor shall this waiver obligate Agent or Lenders to provide any further waiver of any other Default or Event of Default (whether similar or dissimilar). Other than in respect of the Waived Defaults, this waiver shall not preclude the future exercise of any right, power, or privilege available to Agent or Lenders whether under the Credit Agreement, the Other Documents or otherwise.

2.     Amendments to Credit Agreement. Upon the Effective Date, the Credit Agreement shall be amended as follows:

a.     The following new defined terms are hereby added to Section 1.2 of the Credit Agreement in their proper alphabetical order:

“Cure Notice” shall have the meaning set forth in Section 6.5(d) hereof.

“Financial Covenant Amount” shall have the meaning set forth in Section 6.5(d) hereof.

“Financial Covenant Cure” shall have the meaning set forth in Section 6.5(d) hereof.

“Financial Covenant Default” shall have the meaning set forth in Section 6.5(d) hereof.

“First Amendment Effective Date” shall mean December 18, 2020.

“Repatriated Foreign Cash Cure” shall mean cash repatriated following a Financial Covenant Default from a non-Loan Party Subsidiary that is received by Borrowers and applied to the Obligations.

“Required Contribution Date” shall have the meaning set forth in Section 6.5(d) hereof.

“Testing Date” shall have the meaning set forth in Section 6.5(d) hereof.

b.     The following definition contained in Section 1.2 of the Credit Agreement is hereby amended and restated as follows:

“Availability Block” shall mean an amount equal to $2,000,000.

c.     Section 5.5(d) of the Credit Agreement shall be deleted in its entirety and replaced as follows:

(d)     Since January 31, 2020, there has been no Material Adverse Effect (excluding, for the avoidance of doubt, changes or effects directly arising from the impact of the COVID-19 pandemic, as described in Holdings’ Annual Report on Form 10-K filed with the SEC on April 21, 2020 and Holdings’ Quarterly Reports on Form 10-Q filed with the SEC on June 9, 2020 and September 9, 2020).

d.     Section 6.5 of the Credit Agreement shall be deleted in its entirety and replaced as follows:

6.5     Financial Covenants.

(a)     [Reserved].

(b)     Fixed Charge Coverage Ratio Consolidated North American Entities. Cause the Consolidated North American Entities to achieve, as of the end of each fiscal quarter, a Fixed Charge Coverage Ratio of not less than (i) 1.10 to 1.00 for the three (3) month period ending January 31, 2021, (ii) 1.10 to 1.00 for the six (6) month period ending April 30, 2021, (iii) 1.10 to 1.00 for the nine (9) month period ending July 31, 2021 and (iv) 1.10 to 1.00 for the fiscal quarter ending October 31, 2021 and each fiscal quarter end thereafter on a trailing four quarter basis.

(c)     Consolidated Fixed Charge Coverage Ratio. Cause Holdings and each of its Subsidiaries on a consolidated basis to achieve, as of the end of the applicable fiscal quarter, a Fixed Charge Coverage Ratio of not less than (i) 1.25 to 1.00 for the six (6) month period ending April 30, 2021, (ii) 1.25 to 1.00 for the nine (9) month period ending July 31, 2021 and (iii) 1.25 to 1.00 for the fiscal quarter ending October 31, 2021 and each fiscal quarter end thereafter on a trailing four quarter basis.

(d)     Financial Covenant Cure. Notwithstanding Section 6.5(b) above, the Loan Parties shall have the right to cure any actual or anticipated failure to perform, keep or observe any term, provision, condition or covenant, contained in Section 6.5(b) above (a “Financial Covenant Default”) on the following terms and conditions (a “Financial Covenant Cure”):

(i)     In the event the Loan Parties desire to cure an actual or anticipated Financial Covenant Default, Borrowers shall deliver to the Agent written notice of their intent to cure (a “Cure Notice”) on or before the date that the financial statements and corresponding Compliance Certificate as of and for the period ending on the last day of the fiscal quarter as of which such Financial Covenant Default has occurred or is anticipated to occur (the “Testing Date”) are or were required to be delivered to Agent and Lenders. The Cure Notice shall set forth the calculation of the Financial Covenant Cure Amount (as hereinafter defined).

(ii)     In the event Borrowers deliver a Cure Notice, a Repatriated Foreign Cash Cure shall be made in an amount not less than the Financial Covenant Cure Amount at any time prior to the tenth day after the date such Compliance Certificate was due (such tenth day, the “Required Contribution Date”). The proceeds of such Repatriated Foreign Cash Cure equal to the Financial Covenant Cure Amount shall be immediately deposited in a Depository Account to be remitted to Agent for application by Agent promptly thereafter to the Revolving Advances first and then to any other Obligations then due, in each case, with a view toward minimizing any breakage costs.

(iii)     The “Financial Covenant Cure Amount” shall be the amount which, if added to the amount of EBITDA as of the applicable Testing Date, would result in the Loan Parties being in pro forma compliance with Section 6.5(b) above as of such Testing Date.

(iv)     The Financial Covenant Cure may not be exercised, for the period from the First Amendment Effect Date through and including the last day of the Term, more than four (4) times.

(v)     The Financial Covenant Cure Amount (A) shall be deemed added to EBITDA on a dollar for dollar basis for the fiscal quarter ending as of the applicable Testing Date and shall be included in each calculation of EBITDA which includes such fiscal quarter and (B) shall be disregarded for purposes of determining financial covenant ratio based conditions, interest rates or any baskets set forth in any covenants contained herein.

(vi)     So long as (A) the Cure Notice is delivered to Agent when required by Section 6.5(d)(i) above, (B) on or before the Required Contribution Date, the Repatriated Foreign Cash Cure in an amount not less than the Financial Covenant Cure Amount is received by Borrowers in accordance with Section 6.5(d)(ii) above and is remitted to Agent for application to the Obligations in accordance with Section 6.5(d)(ii) and (C) the limitation in clause (iv) of this Section 6.5(d) is not exceeded, the Financial Covenant Default shall be deemed cured, the requirements of Section 6.5(b) above shall be deemed to have been satisfied as of the applicable Testing Date with the same effect as though there had been no Financial Covenant Default at such date or thereafter and neither Agent nor any Lender shall, on or prior to the Required Contribution Date, impose default interest, accelerate the Obligations or exercise any other right or remedy against any Loan Party or any Collateral solely on the basis of the Financial Covenant Default; provided that, until all the terms of this Section 6.5(d)(vi) are met with respect to a Financial Covenant Default, a Default shall exist and an Event of Default shall be deemed to exist for all other purposes of this Agreement, including, without limitation, any term or provision hereof or of any Other Document which prohibits any action to be taken by a Borrower or any of its Subsidiaries.

3.     LIBOR. Notwithstanding anything to the contrary contained in the Credit Agreement or any Other Document, the Loan Parties hereby acknowledge and agree that from and after the date hereof no Borrower shall request, and no Lender shall make, any Advance as a LIBOR Rate Loan unless permitted by Agent in writing in its sole discretion, and any outstanding LIBOR Rate Loan on the date hereof shall convert to a Domestic Rate Loan as of the last day of the Interest Period applicable to such LIBOR Rate Loan.

4.     Effectiveness Conditions.     This Amendment shall become effective on the first date that all of the following conditions have been fully satisfied by the Loan Parties in form and substance acceptable to Agent (such date, the “Effective Date”):

a.     Execution and delivery of this Amendment by each party hereto;

b.     Execution and delivery of the First Amendment to Fee Letter by each party thereto;

c.     Perma-Pipe shall have received $1,000,000 from Perma-Pipe Middle East FZC in repayment of certain intercompany loan obligations owing to Perma-Pipe from Perma-Pipe Middle East FZC, and such amount shall have been applied to the Obligations;

d.     Agent shall have received all fees and expenses required to be paid by the Loan Parties to Agent and Lenders on or prior to the date hereof;

e.     Since January 31, 2020, there shall not have occurred any Material Adverse Effect (excluding, for the avoidance of doubt, changes or effects directly arising from the impact of the COVID-19 pandemic, as described in Holdings’ Annual Report on Form 10-K filed with the SEC on April 21, 2020 and Holdings’ Quarterly Reports on Form 10-Q filed with the SEC on June 9, 2020 and September 9, 2020); and

f.     upon giving effect to the terms of this Amendment, no Default or Event of Default shall exist or shall have occurred and be continuing.

5.     Representations, Warranties and Reaffirmation. Each Loan Party hereby:

a.     confirms, as of the date hereof and giving effect to the terms of this Amendment, that all representations and warranties made to Agent and Lenders under the Credit Agreement and all of the Other Documents are true and correct in all material respects (except to the extent any such representations and warranties specifically relate to a specific date, in which case such representations and warranties were true and correct in all material respects on and as of such other specific date);

b.     reaffirms, as of the date hereof and giving effect to the terms of this Amendment, all of the covenants contained in the Credit Agreement and all of the Other Documents;

c.     represents and warrants to the Agent and the Lenders that, other than the Waived Defaults, no Default or Event of Default has occurred and is continuing as of the date hereof;

d.     represents and warrants, as of the date hereof, that such Loan Party has the full power, authority and legal right to enter into this Amendment and the other documents to be executed by it in connection herewith to which it is a party (this Amendment and such other documents, collectively, the “Amendment Documents”) and to perform all of its respective Obligations hereunder and thereunder; and

e.     represents and warrants, as of the date hereof, that the execution, delivery and performance by it of this Amendment and the other Amendment Documents to which it is a party (i) are within such Loan Party’s corporate or company powers, as applicable, have been duly authorized by all necessary corporate or company action, as applicable, are not in contravention of law or the terms of such Loan Party’s Organizational Documents or to the conduct of such Loan Party’s business or of any Material Contract or undertaking to which such Loan Party is a party or by which such Loan Party is bound, (ii) will not conflict with or violate any law or regulation, or any judgment, order or decree of any Governmental Body, (iii) will not require the Consent of any Governmental Body, any party to a Material Contract or any other Person (other than Agent and the Lenders party hereto), and (iv) will not conflict with, nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances and other Liens permitted under Section 7.3 of the Credit Agreement upon any asset of such Loan Party under the provisions of any agreement, instrument, or other document to which such Loan Party is a party or by which it or its property is a party or by which it may be bound.

6.     Payment of Expenses. Loan Parties shall pay or reimburse Agent and Lenders for its/their reasonable out-of-pocket attorneys’ fees and expenses incurred in connection with the preparation, negotiation and execution of this Amendment.

7.     Reaffirmation of Credit Agreement. Except as modified by the terms hereof, all of the terms and conditions of the Credit Agreement and all of the Other Documents (a) are hereby reaffirmed and (b) shall continue in full force and effect as therein written.

8.     Release. Each Loan Party, by its signature below, hereby acknowledges and agrees that it has no actual or potential claim or cause of action against Agent or any Lender relating to this Amendment, the Credit Agreement or any Other Document and/or the Obligations arising thereunder or related thereto, in any such case arising on or before the date hereof. As further consideration for the amendments set forth herein, each Loan Party, by its signature below, hereby (a) waives and releases and forever discharges Agent, Issuer and each Lender, and the respective past, present and future officers, directors, attorneys, agents, professionals and employees of Agent, Issuer and each Lender (all collectively the “Released Parties”) from any and all claims, counterclaims and causes of action of any kind or nature whatsoever (and from any and all liability for any such claims, counterclaims and causes of action, including any such claims, counterclaims and causes of action for damages, losses or expenses of any kind), whether arising at law or in equity, that any Loan Party had, may now have or may hereafter have against any one or more of the Released Parties arising out of or relating to (i) the Credit Agreement, (ii) the Other Documents (including this Amendment), (iii) any and all Revolving Advances made or Letters of Credit issued through the date hereof and/or any other Obligations heretofore made and/or now outstanding under the Credit Agreement or any Other Document, (iv) any transactions related to any of the foregoing, or contemplated by the Credit Agreement or any Other Document (including this Amendment) and/or (v) any other action (or failure to act) taken (or, as applicable, not taken or taken only after any delay or satisfaction of any conditions) by any of the Released Parties in connection with any of the foregoing, or as contemplated by the Credit Agreement or any Other Document (including this Amendment), or in connection with the negotiation or administration of the Credit Agreement and the Other Documents (including this Amendment) and the credit facilities made available to the Loan Parties thereunder, in each case to the extent such claims, counterclaims and causes of action arise out of events or circumstances that occurred or existed, or which are occurring and/or existing, on or prior to the date hereof and (b) agrees that all waivers and releases made by the Loan Parties pursuant to this paragraph and this Amendment generally are made in consideration of the agreements of Agent and Lenders set forth in this Amendment and to induce Agent and Lenders to enter into this Amendment.

9.     Miscellaneous.

a.     Third Party Rights. No rights are intended to be created hereunder for the benefit of any third party donee, creditor, or incidental beneficiary.

b.     Other Document. This Amendment is an “Other Document” as defined in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Other Documents shall apply hereto.

c.     Additional Provisions. Sections 16.1 (Governing Law), 16.2 (a)-(d) (Entire Understanding), 16.3(a) (Successors and Assigns), 16.8 (Severability), 16.12 (Captions), and 16.13 (Counterparts; Facsimile Signatures) of the Credit Agreement are hereby incorporated herein, mutatis mutandis.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties has signed this Amendment as of the day and year first above written.

BORROWERS:               PERMA-PIPE INTERNATIONAL HOLDINGS, INC.

By:     /s/ David J. Mansfield

Name:     David J. Mansfield

Title: President

PERMA-PIPE, INC.

By:     /s/ David J. Mansfield

Name:     David J. Mansfield

Title: President

PERMA-PIPE CANADA LTD.

By:     /s/ David J. Mansfield

Name:     David J. Mansfield

Title: Secretary

GUARANTOR:               PERMA-PIPE CANADA, INC.

By:     /s/ David J. Mansfield

Name:     David J. Mansfield

Title: Chairman

AGENT AND LENDER:          PNC BANK, NATIONAL ASSOCIATION

By: /s/ Thomas F. Karlov
Name:     Thomas F. Karlov

Title:     Senior Vice President